UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 23, 2009

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900, Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	314-877-7000

____________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Only the items indicated below are covered by this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2009, Ralcorp Holdings, Inc. (“Ralcorp”) issued a press release announcing the resignation of Richard G. Scalise as Corporate Vice President and President of the Frozen Bakery Products division of Ralcorp.  The resignation is effective as of April 3, 2009.  Kevin J. Hunt, Co-Chief Executive Officer and President of Ralcorp, will assume the position as President of Frozen Bakery Products in addition to his other responsibilities.

The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

On March 23, 2009, Ralcorp issued a press release announcing that it had completed the purchase of 100% of the membership interests in Harvest Manor Farms, LLC.  Harvest Manor Farms is a leading manufacturer of high quality private label and Hoody's branded snack nuts with annual net sales of approximately $180 million.  Harvest Manor Farms will continue its operations in El Paso, Texas.  The press release is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit 99.1	Press Release Announcing Officer Resignation
Exhibit 99.2	Press Release Announcing Acquisition of Harvest Manor Farms

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date:	March 24, 2009	By /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBITS

Exhibit	Description

Exhibit 99.1	Press Release Announcing Officer Resignation
Exhibit 99.2	Press Release Announcing Acquisition of Harvest Manor Farms